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                                                                 Exhibit 3(ii)-3

                                STATE OF IDAHO

                             Department of State.

     I, F.A. JETER, Secretary of State of the State of Idaho, and legal custodian, corporation records of the State, do hereby certify that a certified copy of the articles of incorporation of OMO MINING & LEASING COMPANY duly certified by the Recorder of Elmore County, to be a true copy of the original articles on file in his office, was filed in this department on the 19th day of January A.D. One Thousand Nine Hundred and twenty-six and is duly recorded in Book A-19 of Domestic Corporations, Records of the State of Idaho, and that the said articles contain the statement of facts required by Section 4696 of Idaho Compiled Statutes, to-wit:

     FIRST, The name of the Corporation as aforesaid; SECOND, The purpose for which it was formed; THIRD, The place where its principal business is to be transacted; FOURTH, The term for which it is to exist; FIFTH, The number of its directors or trustees; SIXTH, The amount of its capital stock and the number of shares into which it is divided; SEVENTH, The amount of its capital stock actually subscribed and by whom.

     AND I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a body politic and corporate, by the name stated in the articles, for the term of fifty years.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this nineteenth day of January in the year of our Lord one thousand nine hundred and twenty-six, and of the Independence of the United States of America the One Hundred and Fiftieth.

[SEAL]                                          /s/ F. A. JETER
                                    -------------------------------------------
                                                Secretary of State.


                         CERTIFICATE OF INCORPORATION
                                   DOMESTIC
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                           ARTICLES OF INCORPORATION
                                      OF
                        OMO MINING AND LEASING COMPANY


     KNOW ALL MEN BY THESE PRESENTS, THAT WE, THE UNDERSIGNED, AT LEAST ONE OF WHOM IS A BONA FIDE RESIDENT OF THE STATE OF IDAHO, HAVE THIS DAY VOLUNTARILY ASSOCIATED OURSELVES FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF IDAHO.

                                   ARTICLE I

     THE NAME OF THIS CORPORATION SHALL BE THE OMO MINING AND LEASING COMPANY.

                                  ARTICLE II

     THE PURPOSES FOR WHICH THIS CORPORATION IS FORMED ARE AS FOLLOWS:

     TO CARRY ON THE BUSINESS OF MINING, LEASING, MILLING, CONTRACTING, CONVERTING, SMELTING, TREATING, PREPARING FOR MARKET, MANUFACTURING, BUYING, SELLING, EXCHANGING AND OTHERWISE PRODUCING AND DEALING IN SILVER, LEAD, GOLD, COPPER, ZINC, BRASS, IRON, STEEL AND IN ALL KINDS OF ORES, METALS, MINERALS, AND IN PRODUCTS AND BY-PRODUCTS THEREOF, OF EVERY KIND AND DESCRIPTION, AND BY WHATEVER PROCESS THE SAME CAN BE OR HEREAFTER MAY BE PRODUCED, AND GENERALLY AND WITHOUT LIMIT AS TO AMOUNT, TO BUY, SELL, LEASE, EXCHANGE AND DEAL IN LANDS, MINES, AND MINERALS, RIGHTS AND CLAIMS, AND IN THE ABOVE SPECIFIED PRODUCTS, AND TO CONDUCT ALL BUSINESS APPURTENANT THERETO IN THE UNITED STATES OF AMERICA, OR BRITISH COLUMBIA.

                                  ARTICLE III

     THE PLACE WHERE THE PRINCIPAL BUSINESS OF THIS CORPORATION IS TO BE TRANSACTED IS AT THE OFFICE OF THOMAS TRATHEN, MOUNTAIN HOME, ELMORE COUNTY, STATE OF IDAHO, PROVIDED THAT MEETINGS OF THE BOARD OF DIRECTORS MAY BE HELD FOR THE TRANSACTION OF ANY BUSINESS OF THE CORPORATION AT SPOKANE, WASHINGTON.

                                  ARTICLE IV

     THE PERIOD OF EXISTENCE OF THIS CORPORATION SHALL BE FIFTY YEARS, UNLESS SOONER DISSOLVED BY THE ADJUDICATION OF A COURT OR THE PROPER ACTION OF ITS STOCKHOLDERS.
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                                   ARTICLE V

     THE BUSINESS AND PRUDENTIAL AFFAIRS OF THIS CORPORATION SHALL BE MANAGED BY A BOARD OF THREE DIRECTORS WHO SHALL BE ELECTED AT THE ANNUAL MEETING OF ITS STOCKHOLDERS.

                                  ARTICLE VI

     THE AMOUNT OF THE CAPITAL STOCK OF THIS CORPORATION IS ONE HUNDRED THOUSAND DOLLARS ($100,000) DIVIDED INTO TWO MILLION (2,000,000) SHARES OF THE PAR VALUE OF FIVE CENTS EACH, AND CONSISTS OF AND IS BASED UPON THE ESTIMATED FRANKLIN SITUATED IN EVOLUTION MINING DISTRICT, SHOSHONE COUNTY, STATE OF IDAHO, ALSO THE TREASURE MINE AT ROCKY BAR, ELMORE COUNTY, IDAHO, WITH THE IMPROVEMENTS THEREON AND THE APPURTENANCES THEREUNTO BELONGING OR IN ANYWISE PERTAINING.

                                  ARTICLE VII

     THE NAMES AND RESIDENCES OF THE PERSONS CHOSEN AS DIRECTORS TO MANAGE THE BUSINESS AND PRUDENTIAL AFFAIRS OF THIS CORPORATION UNTIL THE FIRST ANNUAL ELECTION OF DIRECTORS ARE AS FOLLOWS:

                  NAME                    ADDRESSES
               J. T. OMO           SPOKANE, WASHINGTON
               O. C. LAPP          SPOKANE, WASHINGTON
               T. TRATHEN          MOUNTAIN HOME, IDAHO
               B. B. LOWER         SPOKANE, WASHINGTON

                                      **

     I, J.T. OMO, PRESIDENT OF THE OMO MINING & LEASING COMPANY, A CORPORATION CREATED AND ORGANIZED UNDER THE LAWS OF THE STATE OF IDAHO, DO HEREBY CERTIFY THAT THE FOREGOING AND ANNEXED IS A FULL, TRUE AND COMPLETE COPY OF THE CERTIFICATE OF INCORPORATION.

     DATED THIS THE 20TH DAY OF JANUARY, 1926.

                              (SIGNED)  J.T. OMO